EXHIBIT 99.1

                     JOINT FILING AGREEMENT FOR SCHEDULE 13D


Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow.


                                        SAJH PARTNERS


                                        /s/  Dennis A. Sokol
                                             ----------------------------------
                                        By:  Dennis A. Sokol
                                             Managing Partner


                                        /s/  Dennis A. Sokol
                                             ----------------------------------
                                             Dennis A. Sokol


                                        /s/  Dennis A. Sokol
                                             ----------------------------------
                                             Dennis A. Sokol
                                             Attorney-in-Fact for each of:
                                             Sarah Sokol Yeterian (1)
                                             Robert Alexander Sokol (1)
                                             Jacob Matthew Sokol (1)
                                             Heidi Michelle Sokol (1)
                                             June M. Sokol (1)

(1) A Power of Attorney authorizing Dennis A. Sokol to act on behalf of Sarah Sokol Yeterian, Robert Alexander Sokol, Jacob Matthew Sokol, Heidi Michelle Sokol and June M. Sokol is attached hereto as Exhibit 24.1.